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        BFGOODRICH
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                                                                   EXHIBIT 10.15

                    [LETTERHEAD OF BFGOODRICH APPEARS HERE]


May 1, 1996

DTM Corporation
1611 Headway Circle
Building 2
Austin, Texas 78754

Dear Sirs:

This will confirm that, subject to the conditions described below, BFGoodrich has agreed to purchase from DTM Corporation (the "Company") and the Company has agreed to issue and sell to BFGoodrich 187,500 shares of DTM Corporation Common Stock at a price of $8.00 per share. We have agreed that the purchase price for such shares shall be deducted from the indebtedness of the Company under the promissory note dated January 1, 1997 by the Company, as borrower, and BFGoodrich, as lender. Such purchase shall be effective as of the closing of the initial public offering of DTM Corporation Common Stock as described in the Registration Statement on Form S-1, Registration No. 333-04173, dated May 2, 1997, and is subject to such closing occurring on or before May 15, 1997. As of the effective date of such purchase, a legend shall be affixed to the aforementioned promissory note indicating the amount of the note that shall be considered paid as a result of the issuance of the shares.

Sincerely,


The B.F. Goodrich Company


/s/ Steven G. Rolls

Steven G. Rolls,
Vice President and Controller


                                        Accepted and Agreed to this 1st
                                        day of May, 1996


                                        DTM Corporation

                                        /s/ Uday Bellary

                                        Uday Bellary,
                                        Vice President, Secretary and Treasurer